SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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URBAN ONE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
PLEASE NOTE THAT THE 2024 ANNUAL STOCKHOLDERS MEETING WILL BE TELEPHONIC WITH NO PHYSICAL LOCATION. THE 2024 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 1-844-867-6169 AND ENTERING THE ACCESS CODE 7740468 AT THE PROMPT.

August 21, 2024

Dear Fellow Stockholder:

You are cordially invited to attend the 2024 annual meeting of stockholders of Urban One, Inc. (“Urban One”), to be held on Tuesday, October 1, 2024 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2024 annual meeting can be accessed by calling toll free 1-844-867-6169 and entering the access code 7740468 at the prompt. You will be able to listen to the meeting live and submit questions during the question-and-answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person. Unless otherwise noted, throughout this report, the terms “Urban One,” the “Company,” “we,” “our” and “us” refer to Urban One, Inc. together with its subsidiaries.

A replay of the 2024 annual meeting will be available from 12:30 p.m. EDT Tuesday, October 1, 2024 until 12:00 a.m. EDT Tuesday, October 8, 2024. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct 1-402-970-0847. The replay access code is 4793815. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2024 annual meeting.

Prior to the meeting, the Class A and Class B stockholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also made available are Urban One’s Annual Report on Form 10-K for the year ended December 31, 2023, and, if you are a holder of Class A or Class B common stock, a proxy card.

If you are a Class A or Class B stockholder, it is important that your shares be represented and voted at the meeting. Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. In light of the unique circumstances of the global pandemic, your cooperation in promptly returning your completed proxy card is greatly appreciated.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, September 30, 2024. Online voting is available at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, September 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

We look forward to your telephonic attendance at the annual meeting.

Sincerely,

Alfred C. Liggins, III
Chief Executive Officer

URBAN ONE, INC.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
__________________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, OCTOBER 1, 2024
at 9:30 a.m.
THE ANNUAL MEETING WILL BE HELD VIRTUALLY.

THERE WILL NOT BE A PHYSICAL LOCATION FOR THE ANNUAL MEETING.
THE 2024 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 1-844-867-6169 AND
ENTERING THE ACCESS CODE 7740468 AT THE PROMPT.

NOTICE IS HEREBY GIVEN that the 2024 annual meeting of stockholders of Urban One, Inc., a Delaware corporation (“Urban One”), will be held on Tuesday, October 1, 2024 at 9:30 a.m. Eastern Time. There will not be a physical location for the Annual Meeting. The 2024 annual meeting can be accessed by calling toll free 1-844-867-6169 and entering the access code 7740468 at the prompt. You will be able to listen to the meeting live and submit questions during the question-and-answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person. Unless otherwise noted, throughout this report, the terms “Urban One,” the “Company,” “we,” “our” and “us” refer to Urban One, Inc. together with its subsidiaries.

A replay of the 2024 annual meeting will be available from 12:30 p.m. EDT Tuesday, October 1, 2024 until 12:00 a.m. EDT Tuesday, October 8, 2024. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct 1-402-970-0847. The replay access code is 4793815. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2024 annual meeting.

The 2024 annual meeting of the stockholders is being held to consider and act upon the following matters:

1.The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

2.The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, and B. Doyle Mitchell, Jr. as directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

3.An advisory vote on executive compensation for named executive officers.

4.An advisory vote on the frequency of votes on executive compensation.

5.To approve amendment and restatement of the Urban One 2019 Equity and Performance Incentive Plan to (i) correct a typographical error with respect to the duration of options and (ii) increase the number of Class A and Class D shares available for issuance.

6.The ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2024.

7.The transaction of such other business as may properly come before the 2024 annual meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the 2024 annual meeting.

The Board of Directors Unanimously recommends that the Stockholders Vote “For” each of Proposals 1, 2, 3, 5 and 6 to be presented at the Annual Meeting.

Only Class A and Class B stockholders of record at the close of business on August 12, 2024 will be entitled to vote at the 2024 annual meeting or any adjournment thereof. A list of stockholders entitled to vote at the 2024 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Urban One’s offices at 1010 Wayne Avenue, Silver Spring, Maryland 20910. If you wish to view the list of stockholders, please contact Karen Wishart, Urban One’s Assistant Secretary, at (301) 429-3200.

We hope that you will be able to attend the 2024 annual meeting telephonically. However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Dated: August 21, 2024

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.
You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Q:Why did I receive this proxy statement?

You received this proxy statement because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting). The annual meeting will be held on Tuesday, October 1, 2024 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2024 annual meeting can be accessed by calling toll free 1-844-0867-6169 and entering the access code 7740468 at the prompt. The meeting can also be accessed by calling and entering the access code 1-409-207-6975 at the prompt. A replay of the 2024 annual meeting will be available from 12:30 p.m. EDT Tuesday, October 1, 2024 until 12:00 a.m. EDT Tuesday, October 8, 2024. Callers may access the replay by calling 1-866-207-1041; international callers may dial direct 1-402-970-0847. The replay access code is 4793815. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, are first being mailed or otherwise made available on or about August 21, 2024 to stockholders of record at the close of business on August 12, 2024.
Q:What am I voting on?

You are being asked to consider and vote on the following:

1.The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

2.The election of Catherine L. Hughes, Alfred C. Liggins, III and Doyle Mitchell as directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

3.An advisory vote on executive compensation for named executive officers (Proposal 3);

4.An advisory vote on the frequency of votes on executive compensation (Proposal 4); and

5.To approve amendment and restatement of the Urban One 2019 Equity and Performance Incentive Plan to (i) correct a typographical error with respect to the duration of options and (ii) increase the number of Class A and Class D shares available for issuance. (Proposal 5);

6.The ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2024 (Proposal 6);
and

7. The transaction of such other business as may properly come before the 2024 annual meeting or any adjournment thereof.

No matters other than those referred to above are presently scheduled to be considered at the meeting.
Q:Who is entitled to vote?

Shareholders of record of Class A and Class B common stock at the close of business on August 12, 2024, the record date, will be entitled to vote at the meeting. As of August 12, 2024, there were 8,655,770 shares of Class A common stock and 2,861,843 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

Q:What is a stockholder of record and what is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the stockholder of record with respect to those shares, and the notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:How do I vote?

You may attend the meeting telephonically and you can vote by proxy, internet, or phone. To vote by proxy, sign, and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•Proxies received from the holders of Class A common stock will be voted FOR:

All of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

i.All of the other nominees for director;

ii.An advisory vote on executive compensation for named executive officers;

iii.An advisory vote on executive compensation to be held every three years;

iv.Approval of amendment and restatement of the Urban One 2019 Equity and Performance Incentive Plan to (i) correct a typographical error with respect to the duration of options and (ii) increase the number of Class A and Class D shares available for issuance.

v.Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2024; and

vi.At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, September 30, 2024. Online voting is available at www.proxyvote.com. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, September 30, 2024. Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.
Q:How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy. The address of our Assistant Secretary is 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, Attention: Karen Wishart. If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

Q:What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.
Q:What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our stockholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Members of our Board of Directors are elected by a plurality of votes cast. This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on August 12, 2024, there were 8,655,770 outstanding shares of our Class A common stock and 2,861,843 outstanding shares of our Class B common stock. Accordingly, a total of 37,274,200 votes may be cast at the meeting. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.
Q:What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Urban One voting common stock have been voted prior to the meeting or are present at the meeting by proxy. A quorum is necessary to take action at the meeting. Abstentions, instructions to withhold voting authority and broker non-votes are counted as present for purposes of determining whether there is a quorum. A broker non-vote occurs when a nominee, who holds shares for a beneficial owner, does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the stockholders present by proxy may adjourn the meeting to another time or place. Unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Q:How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees;

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the advisory vote on executive compensation for named executive officers;

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary to determine the frequency of an advisory vote on executive compensation for named executive officers;

•the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for amendment and restatement of the Urban One 2019 Equity and Performance Incentive Plan to (i) correct a typographical error with respect to the duration of options and (ii) increase the number of Class A and Class D shares available for issuance; and

•the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent registered public accounting firm.

Q:How do our officers and directors intend to vote?

We have been advised by various members of management and the Board of Directors who, in the aggregate, hold or otherwise have voting power with respect to 893,890 shares of Class A common stock and 2,861,843 shares of Class B common stock (together representing approximately 79.2% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting. Further, we are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the board and Secretary, and Alfred C. Liggins, III, our CEO and President. Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 79.1% of the votes possible.
Q:What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a stockholder of record and you:

•Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board of Directors; or

•Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst and Young, LLP, as the Company’s independent registered public accounting firm (Proposal No. 6) is considered a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 6.
Q:Who can attend the Annual Meeting?

All stockholders as of August 12, 2024 can attend telephonically.
Q:Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers, and employees of Urban One may also solicit proxies by telephone, facsimile, or telegram. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses.
Q:Who will count the votes?

Votes cast by proxy or prior to the meeting will be tabulated by the inspector of election appointed for the meeting.

Q:Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.
Q:Will all subsequent annual meetings be held telephonically, virtually or otherwise without a physical meeting?

Urban One has not made a determination to hold all future stockholder meetings telephonically, virtually or without physical location. While Urban One has made no determinations with respect to future meetings, Urban One reserves the right to hold telephonic or virtual meetings in accordance with applicable law and as other circumstances may dictate.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS
(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2024 annual meeting to serve until the 2025 annual meeting. The two nominees for Class A directors are Terry L. Jones and Brian W. McNeill. Each of them is an incumbent director. Each of Mr. Jones and Mr. McNeill qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the Board of Directors. Following is certain biographical information about the nominees for Class A director.
The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 77	Mr. Jones is the Managing Member of the General Partner of Syndicated Communications Venture Partners V, L.P. and the Managing Member of Syncom Venture Management Co., LLC (“Syncom”). Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a Lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for Westinghouse Aerospace and Litton Industries. He is a member of the Board of Directors for several Syncom portfolio companies, including Urban One, Inc. He formerly served on the board of the Southern African Enterprise Development Fund, a presidential appointment, and is on the Board of Trustees of Spelman College. Mr. Jones received a B.S. degree in Electrical Engineering from Trinity College, an M.S. degree in Electrical Engineering from George Washington University and a Masters of Business Administration from Harvard University. During the last ten years, Mr. Jones has sat on the boards of directors of TV One, LLC, Iridium Communications, Inc., a publicly held company (“Iridium”), PKS Communications, Inc., a publicly held company, Weather Decisions Technology, Inc., V-me, Inc., Syncom and Verified Identity Pass, Inc. He currently serves on the Board of Directors of Iridium (2001 to present), Syncom and Cyber Digital, Inc., a publicly held company. Mr. Jones’ qualifications to serve as a director include his knowledge of Urban One, his many years of senior management experience at various public and private media enterprises, and his ability to provide insight into a number of areas including governance, executive compensation, and corporate finance.

Brian W. McNeill Director since 1995 Age: 68	Mr. McNeill is a founder and Managing General Partner of Alta Communications. He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses. Over the last five years, Mr. McNeill has served on the Board of Directors of some of the most significant companies in the radio and television industries including Una Vez Mas, Millennium Radio Group, LLC, and NextMedia Investors LLC. He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston. He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross. Mr. McNeill’s qualifications to serve as a director include his knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation, and corporate finance. His service on the boards of directors of various other media companies is also beneficial to Urban One.
The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Four other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2025 annual meeting. The four nominees for Class B directors are Catherine L. Hughes, Alfred C. Liggins, III, Doyle Mitchell and D. Geoffrey Armstrong. Each of the nominees is an incumbent director. Mr. Mitchell and Mr. Armstrong also qualify as an independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, the four persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote. There is no cumulative voting for the Board of Directors. The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 77 Class B Director	Ms. Hughes has been Chairperson of the Board and Secretary of Urban One since 1980 and was Chief Executive Officer of Urban One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Urban One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Urban One’s Chief Executive Officer, Treasurer, President, and a Director. Over the last ten years, Ms. Hughes has sat on the boards of directors of numerous organizations including Broadcast Music, Inc., and Piney Woods High School. During that period, she also sat on an advisory board for Wal-Mart Stores, Inc., a publicly held company. Ms. Hughes’ qualifications to serve as a director include her being the founder of Urban One, her over 30 years of operational experience with the Company and her unique status within the African American community. Her service on other boards of directors and advisory boards is also beneficial to Urban One.

Alfred C. Liggins, III Chief Executive Officer, President, and Treasurer Director since 1989 Age: 59 Class B Director	Mr. Liggins has been Chief Executive Officer (“CEO”) of Urban One since 1997 and President since 1989. Mr. Liggins joined Urban One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Urban One’s Washington, DC operations. After becoming President, Mr. Liggins engineered Urban One’s expansion into new markets. Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program. Mr. Liggins is the son of Ms. Hughes, Urban One’s Chairperson, Secretary, and a Director. Over the last ten years, Mr. Liggins has sat on the boards of directors of numerous organizations including the Apollo Theater Foundation, Reach Media, The Boys & Girls Clubs of America, The Ibiquity Corporation, the National Association of Black Owned Broadcasters, and the National Association of Broadcasters. Mr. Liggins’ qualifications to serve as a director include his over 25 years of operational experience with the Company in various capacities, including his nationally recognized expertise in the entertainment and media industries.

B. Doyle Mitchell Director since 2020 Age: 63 Class B Director	Mr. Mitchell is President and CEO of Industrial Bank, N.A., headquartered in Washington, DC. He was elected to the Board of Directors of Industrial Bank, N.A. in 1990 and has been President since 1993. Mr. Mitchell previously served on Urban One’s Board from 2008 to 2011 and he currently serves on several boards including the board of the National Bankers Association, which represents the nation’s minority banks. Mr. Mitchell served two consecutive terms as Chairperson of the NBA board and continues to serve as Treasurer. Mr. Mitchell also serves on the Independent Community Bankers of America Legislative Issues Committee, and he is a former member of the ICBA Safety and Soundness Committee. Mr. Mitchell’s qualifications to serve as a director include his prior knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation, and corporate finance.

D. Geoffrey Armstrong Director since 2001 Age: 67 Class B Director
Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director of Nextstar Media Group, Inc. since 2003. Mr. Armstrong has also served on the board of directors of SFXii Entertainment, Capstar Broadcasting Corporation, AMFM and SFX Broadcasting. Mr. Armstrong brings to Urban One’s Board of Directors his extensive experience as the Chief Executive Officer of several publicly traded companies in the broadcast and communications industry, as well as a member of the audit committee of several publicly traded companies. His service on the boards of public companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Other Director in Proposal 2.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors is currently comprised of six members, four of whom are neither officers, nor employees of Urban One. During the year ended December 31, 2023, the Board of Directors was comprised of six members, four of whom were neither officers, nor employees of Urban One. The Board held five meetings during the calendar year ended December 31, 2023, and acted four times by unanimous written consent. All six members of the Board of Directors, including each of the current six directors who are currently standing for election, attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served. It is the policy of the Company that all members of the Board of Directors attend annual meetings of the stockholders. All of the directors attended the 2023 annual meeting of the stockholders of the Company.
Controlled Company Exemption

We are a “controlled company” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President. See “Security Ownership of Beneficial Owners and Management” below. Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have: (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
Board Leadership Structure

Ms. Hughes has been Chairperson of the Board of Directors since 1980. Since the appointment of Mr. Liggins as CEO in 1997, the roles of Chairperson of the Board and CEO have been separated. We believe it is the CEO’s responsibility to run the Company and the Chairperson’s responsibility to run the Board of Directors. By having Ms. Hughes serve as Chairperson of the Board, Mr. Liggins is better able to focus on running the day-to-day operations of the Company. Bifurcating the roles enables non-management Directors to raise issues and concerns for Board consideration without immediately involving the CEO. The Chairperson or lead Director also serves as a liaison between the Board and senior management and also provides further vision as to the strategic direction of the Company. Finally, the Board has a third leadership position in the Chairpersons of our Audit Committee. As discussed below, our Audit Committee is comprised of three independent directors. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Urban One and for the Company’s risk management. The Chair of the Audit Committee effectively serves as a “check” on both the Chairperson and the CEO by representing a strong outside presence with significant financial and business experience.

The Board of Directors believes that the appropriate leadership structure should be based on the needs and circumstances of the Board, the Company, and its stockholders at a given point in time, and that the Board should remain adaptable to shaping the leadership structure as those needs change in the future.
Communication with the Board

Our stockholders may communicate directly with the Board of Directors. All communications should be in written form and directed to Urban One’s Assistant Secretary at the following address:

Assistant Secretary
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Urban One’s Board of Directors. Each communication intended for Urban One’s Board of Directors and received by the Assistant Secretary that is related to the operation of Urban One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has a standing audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill, Terry L. Jones, and Doyle Mitchell, each of whom satisfies the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market. Each of the audit committee members is an “independent director”, as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that each of Mr. Armstrong, Mr. McNeill, Mr. Jones and Mr. Mitchell qualify as “audit committee financial experts,” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933. The board has adopted a written audit committee charter, which is available on our website at https://urban1.com/urban-one-investor-relations/. The audit committee met five times during the calendar year ended December 31, 2023.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Urban One, and as part of this responsibility the audit committee:

•selects our independent registered public accounting firm;

•reviews the services performed by our independent registered public accounting firm, including non-audit services, if any;

•reviews the scope and results of the annual audit;

•reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•reviews and discusses the financial statements and accounting policies with management and our independent registered public accounting firm;

•reviews the performance and fees of our independent registered public accounting firm;

•reviews the independence of our independent registered public accounting firm;

•reviews the audit committee charter; and

•reviews related party transactions, if any.

The audit committee also oversees Urban One’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

Compensation Committee

Our compensation committee consists of Terry L. Jones, D. Geoffrey Armstrong, and Brian W. McNeill. The compensation committee did not meet during the calendar year ended December 31, 2023, but did act once by written consent. The board has adopted a revised written compensation committee charter. The functions of the compensation committee include:

•reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock options or restricted stock grants;

•establishing and reviewing policies regarding executive officer compensation and perquisites; and

•performing such other duties as shall from time to time be delegated by the board.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates. The nominating committee acted once by written consent during the calendar year ended December 31, 2023. The nominating committee does not have a charter.

The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the Board of Directors, including the need to have a diversity of perspective. In the consideration of diversity of perspective, the nominating committee is most concerned with finding nominees that counter any perceived weaknesses in board composition. Such weaknesses may include weaknesses in perspective based upon race, sex, gender identification, skill sets and industry insight particularly as the Company diversifies its business. Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the board. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The nominating committee recommended to the board that the incumbent directors be nominated for re-election to the board at the 2024 annual meeting.
Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market. The code of ethics is available on our website, www.urban1.com, or can be obtained without charge by written request to Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910. We do not anticipate making material amendments to or waivers from the provisions of the code of ethics. If we make any material amendments to our code of ethics, or if our Board of Directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.
Environmental, Social and Governance Matters

We recognize the importance of environmental, social and governance (“ESG”) matters in governance and in creating and sustaining long-term stockholder value. Given our long-lasting commitment to our stockholders and the communities we serve, we have invested heavily in our operations to ensure that operations are conducted in a socially responsible manner. To provide accountability and transparency for our stakeholders, we will provide annual updates to our ESG disclosures.
Environmental

Within our operations, we strive toward our commitment to sustainability through building efficiency measures, use of environmentally friendly supplies, office recycling programs, and sustainable business practices at our consumer facing events. In addition, the Company actively strives to reduce energy consumption and waste.

Diversity and Inclusion

As a business founded by an African-American woman, diversity and inclusion is engrained in our corporate history. Our Board of Directors is diverse; Catherine L. Hughes, our Founder and Chairperson, is an African-American woman, and 4 of our 5 directors are minorities. Our President and Chief Executive Officer, Alfred C. Liggins, III is an African-American male, as is our Senior Vice President and General Counsel, Kristopher Simpson. Further, Karen Wishart, our Executive Vice President and Chief Administrative Officer, is an African-American woman, as is Michelle Rice, President of TV ONE. Additionally, as of December 31, 2023, 74% of our employees were racially diverse, and 46% of our employees were women. We are proud that our organization is governed and propelled by such a diverse group of individuals, which we believe contributes to our Company’s success now, and in the long-term.

Our senior leadership team has introduced various initiatives to ensure that our Company remains inclusive and supportive for all, including:

•Conducting regular workplace training, which includes focuses on unconscious bias, discrimination and harassment; and
•Leveraging a diverse slate of candidates for all job vacancies, including senior leadership.
Board Diversity

As a listed company, NASDAQ requires our Company to disclose certain self-identified diversity characteristics. Companies are required to provide a board diversity matrix at least once per year to disclose the voluntary self-identification of each member of the company’s board of directors. The below matrix provides our Board’s voluntary self-identification as of August 12, 2024.

Board Diversity Matrix (As of August 12, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	-	-
Part II: Demographic Background
African American or Black	1	3	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-
Corporate Citizenship

The following Report on Corporate Citizenship at Urban One shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

While the Company’s national presence through its on-air radio, television and digital talent is undeniable, our focus on corporate citizenship and local community impact is one of our most notable accomplishments. Following the model established by Cathy Hughes, the Company maintains a philanthropic footprint for each community served within its various markets. We maintain a strong focus on the local communities that we serve. Our on-air talent and staff are vested in providing information resources and solutions to the community. We actively engage with a myriad of community partners’ help to provide career fairs, food drives, back to school programs, voter registration drives, health fairs, and other worthwhile initiatives as part of the Company’s community service efforts. From employment assistance and financial literacy to educational services and voter registration, they seek to make a difference each day, hosting ongoing events throughout the year.

Specific examples during the 2023 calendar year included or during the 2024 calendar year will include:

•The Annual “Urban Radio Cares for St. Jude Kids” fundraising broadcast to support patients battling cancer and other life-threatening diseases at St. Jude Children’s Research Hospital.

•The 2023 Urban One Honors Award Show themed, “Icons of Culture.” The Urban One Honors herald the accomplishments of African Americans who have made extraordinary contributions in entertainment, media, music, education, and the community.

•Radio One Atlanta Radio hosted Repack the Backpack where listeners with school age kids received school supplies for the second half of the school year.

•Radio One Atlanta hosted the AIDS Walk Atlanta Music Festival & 5K Walk – AIDS Walk Atlanta works to bring attention to this pressing issue, educate and inspire the community to work together, and end the epidemic of HIV.

•Radio One Baltimore hosted the Black Family Wellness Expo, which features community support in the form of cholesterol screenings, blood pressure checks, diabetes prevention, and focus on women’s health and behavioral health.

•Radio One Baltimore will host the 2024 AFRAM Festival – Baltimore’s festival of African American music and culture has been a regional tradition for more than 30 years.

•Radio One Charlotte will participate in the Angels in Pink Luncheon, working with and supporting the Ausie & Martin Rivens Scholarship Foundation’s Angels in Pink Luncheon, in which women will attend and have lunch, fellowship with other women, listen to speakers about their breast cancer survival journey, and gather information about breast cancer awareness and research.

•Radio One Charlotte will participate in the National Night out, working in conjunction with the Mecklenburg County Sheriff’s Office of Community Engagement to go into specific Charlotte area neighborhoods and provide food, prizes, and games in a safe environment.

•Radio One Cincinnati will host its Back-To-School Drive-Thru Event, in which stations and vendors gave out school supplies to over 1,000 attendees.

•Radio One Cleveland hosted A Good Thanksgiving and provided 1,000 turkeys for families in need on Thanksgiving Day.

•Radio One Dallas will sponsor Clean the Block, an event hosted by Clean the Block, an initiative aiming to help clean up the environment in and around Dallas, make the city a more beautiful place to live in, and fight climate change.

•Radio One Houston participated in the Sister’s Network Walk in April and sponsored the 2024 Original Martin Luther King Jr. Parade and Celebration.

•Radio One Indianapolis will partner with the Salvation Army of Central Indiana for their 30th Radiothon which raises annually over $450K to benefit the homeless of Central Indiana.

•Radio One Philadelphia will sponsor the Puerto Rican Day Parade and Fiesta in Partnership with El Concilio – a non-profit organization that helps all communities with initiatives such as adoption.

•Radio One Philadelphia is sponsoring the 2024 Change Our Future Sneaker Ball in partnership with Change Our Future – a non-profit organization that focuses on youth development in underserved communities.

•Radio One Raleigh participated in the “Pearls” in Partnership Block Party Fundraiser for the purpose of supporting community service initiatives in Raleigh.

•Radio One Richmond participated in the 10 hours of Giving Food Drive, a canned food drive aimed at providing meals to families in need in the Richmond area.

•Radio One Washington helped put on Methanol Isn’t Kool, a series of pop-up pep rallies at D.C. area schools raising awareness around the risks and harms associated with methanol.

•Radio One Washington participated in the Gillie & Wallo Gun Violence Prevention Charity Basketball Game, appearing and providing entertainment and giveaways in support of the prevention of gun violence in the D.C. area.
Stockholder Submissions

For a stockholder to submit a candidate for the board to be considered by the nominating committee, a stockholder must notify Urban One’s Assistant Secretary. To make a recommendation for director nomination in advance of the 2024 annual meeting of Urban One, a stockholder must notify Urban One’s Assistant Secretary in writing no later December 31, 2024, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2024 annual meeting of stockholders. Notices should be sent to:

Assistant Secretary
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.
EXECUTIVE OFFICERS
In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in “Proposal 2 — Election of Other Directors.”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 59	Mr. Thompson has been Chief Financial Officer (“CFO”) of Urban One since February 2008. Mr. Thompson joined the Company in October 2007 as the Company’s Executive Vice President of Business Development. Prior to working with the Company, Mr. Thompson spent 13 years at Universal Music in the United Kingdom, including five years serving as CFO. Prior to that he spent four years working in public accounting at KPMG in London, where he qualified as a Chartered Accountant.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The Company has four classes of common stock, Class A, Class B, Class C and Class D. Generally, except as summarized below, the shares of each class are identical in all respects and entitle the holders thereof to the same rights and privileges. However, with respect to voting rights, each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. The holders of Class C and Class D common stock are not entitled to vote on any matters. The holders of Class A common stock can convert such shares into shares of Class C or Class D common stock. Subject to certain limitations, the holders of Class B common stock can convert such shares into shares of Class A common stock. The holders of Class C common stock can convert such shares into shares of Class A common stock. The holders of Class D common stock have no such conversion rights.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 12, 2024 by:

•each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•each of the current executive officers named in the Summary Compensation Table;

•each of our directors and nominees for director; and

•all of our directors and executive officers as a group.

In the case of persons other than our executive officers, directors and nominees, such information is based solely upon a review of the latest schedules 13D or 13G, as amended. Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders. The number of shares of stock includes all shares that may be acquired within 60 days of August 12, 2024.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Economic Interest	Voting Interest
Catherine L. Hughes (1)(2)(3)(4)(6)	262,972	3.04%	851,536	29.75%	1,124,560	54.99%	6,224,234	17.84%	17.47%	23.55%
Alfred C. Liggins, III (1)(3)(4)(5)(6)	620,918	7.17%	2,010,307	70.25%	920,456	45.01%	15,272,177	44.78%	38.85%	55.60%
Terry L. Jones							306,014	*%	*	0.00%
Brian W. McNeill							264,751	*	*	0.00%
D. Geoffrey Armstrong	10,000	*					203,273	*	*	*
B. Doyle Mitchell							26,728	*	*	0.00%
Peter D. Thompson (7)							969,732	2.78%	2.00%	0.00%
David M. Kantor (8)							631,441	1.81%	1.30%	0.00%
Karen Wishart							173,857	*	*	0.00%
Kris Simpson							52,043	*	*	0.00%
Eric Semler	200,000	2.31%							*	*
TCS Capital Advisors	608,894	7.03%					372,492	1.07%	2.03%	1.63%
Blackrock	480,643	5.55%							.99%	1.29%
All Directors and Named Executives as a group (9 persons)	893,890	10.33%	2,861,843	100.00%	2,045,016	100.00%	24,072,207	69.00%
_________________________________
*Less than 1%.
(1)Includes 31,210 shares of Class A common stock and 62,998 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”). The address of Ms. Hughes and Mr. Liggins is 1010 Wayne Avenue, Silver Spring, Maryland 20910.

(2)The 247,366 shares of Class A common stock, 851,536 shares of Class B common stock and 3,260,133 shares of Class D common stock are held by the Hughes Revocable Trust; 1,124,560 shares of Class C common stock and 520,404 shares of Class D common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Urban One’s directors.

(4)As of May 15, 2024, the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 51.91% and 76.69%, respectively.

(5)The 605,313 shares of Class A common stock, 2,010,307 shares of Class B common stock, and 8,428,099 shares of Class D common stock are held by the Liggins Revocable Trust. In addition, 920,456 shares of Class C common stock and 338,808 shares of Class D common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.

(6)Ms. Hughes’ total includes 1,426,985 shares of Class D common stock obtainable upon the exercise of stock options. Mr. Liggins’ total includes 2,481,974 shares of Class D common stock obtainable upon the exercise of stock options.

(7)Includes 599,090 shares of Class D common stock obtainable upon the exercise of stock options.

(8)Includes 273,380 shares of Class D common stock obtainable upon the exercise of stock options.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Urban One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities. Solely on the basis of reports and representations submitted by Urban One’s directors, executive officers, and greater than ten percent owners, we believe that information contained in all required Section 16(a) filings for the fiscal year ended December 31, 2023, was timely made available.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Philosophy

The overall objective of our compensation to our executives is to attract, motivate, retain, and reward the top-quality management that we need to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company. To achieve this, we aim to provide a performance-based compensation package that is competitive in the markets and industries in which we compete for talent, provides rewards for achieving financial, operational, and strategic performance goals, and aligns executives’ financial interests with those of our shareholders.

We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation. We face many aggressive and well-financed competitors. In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments. We use our executive compensation program to help us achieve this objective. Part of the compensation package is designed to enable us to assemble and retain a group of executives who have the collective and individual abilities necessary to run our business to meet these challenges. Other parts are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment. At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.
Process

Our compensation committee meets periodically throughout the year. In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings. In establishing the compensation levels for the Company’s executive officers, the compensation committee considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, and an evaluation of the Company’s financial and operational performance. We review the compensation paid to executives at other comparable media companies as a reference point for determining the competitiveness of our executive compensation. Our peer group of radio broadcasting companies includes Cox Radio, Inc., Audacy Communications Corp., and Saga Communications Inc. In addition, given the diversity of our business, the compensation committee may review the compensation practices at companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity like ours. The compensation committee does not attempt to set each compensation element for any executive within a particular range related to levels provided by peers. Instead, the compensation committee uses market comparison as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of roles and responsibilities, leadership, and growth potential.

Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the executive officers and the appropriateness of additional long-term incentive compensation. The compensation committee has retained and actively consults with a benefits consulting firm to assist with setting compensation for our executives.
Principal Components of Executive Compensation

We seek to achieve our compensation philosophy through three key compensation elements:

•base salary;

•a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock units, shares of stock or a combination of these; and

•grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock units, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders. The approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is “at risk,” namely, the annual bonus and the value of stock options and restricted stock units. Stock options and/or restricted stock units relate a sizable portion of each executive’s long-term remuneration directly to the stock price appreciation realized by our stockholders.

The compensation committee may award stock options or grant restricted stock to any executive officer or other eligible participants under the Plan, on its own initiative or at the recommendation of management. In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date for grants approved by the compensation committee to executive officers (other than a companywide grants) is the next monthly grant date immediately following the meeting of the compensation committee. Monthly grant dates are the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day. However, it is also our practice in granting options to executive officers to wait for the release of any material non-public information and settlement of that information in the marketplace.
Employment Agreements

Employment Agreement of the President and CEO

President and Chief Executive Officer. Mr. Liggins serves as the President and Chief Executive Officer of the Company and its wholly-owned subsidiaries. Mr. Liggins’ employment under his employment agreement commenced as of January 1, 2022, until December 31, 2024, unless earlier terminated pursuant to the terms of the agreement. Mr. Liggins is entitled to a base salary payable at the annualized rate of $1,250,000 per year and is eligible for an annual bonus. Mr. Liggins’s annual target bonus opportunity is equal to 100% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Liggins is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Liggins actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Mr. Liggins achieves superior performance goals as determined by the Company’s Chief Executive Officer and Compensation Committee, then Mr. Liggins is eligible to receive an Annual Bonus up to 175% of base compensation. In connection with his employment agreement, Mr. Liggins was also awarded 468,750 restricted shares of the Company’s Class A common stock and stock options to purchase 156,250 Class D shares (with pricing to occur on September 27, 2022), all vesting on January 6, 2025, as a completion bonus. Mr. Liggins will receive annual Class D stock awards with an annual value of approximately One Million Four Hundred Twenty-Three Thousand and Eight Hundred and Twenty-Eight Dollars ($1,423,828) and annual stock option award with an annual value of approximately Four Hundred Seventy-Four Thousand Six Hundred and Ten Dollars ($474,610). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively. Finally, Mr. Liggins remains eligible for the TV One Award included in his prior employment agreement.
Employment Agreement of the CFO

Chief Financial Officer. Under the terms of his employment agreement, Mr. Thompson is employed as Executive Vice President and Chief Financial Officer of the Company and Vice President of its wholly owned subsidiaries commencing as of January 1, 2022, until December 31, 2024, unless earlier terminated pursuant to the terms of the agreement. Mr. Thompson is entitled to a base salary payable at the annualized rate of $650,000 per year and is eligible for an annual bonus. Mr. Thompson’s annual target bonus opportunity is equal to 75% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Thompson is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Thompson’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Mr. Thompson achieves superior performance goals as determined by Company’s Chief Executive Officer and Compensation Committee, then Mr. Thompson is eligible to receive an Annual Bonus up to 132% of his base compensation. Mr. Thompson also received a signing bonus of $250,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement. Mr. Thompson was also awarded 150,000 restricted shares of the Company’s Class D common stock vesting on January 6, 2025, as a completion bonus. Finally, Mr. Thompson will receive annual Class D stock awards with an annual value of Four Hundred Eighty-Seven Thousand Five Hundred Dollars ($487,500) and annual stock option award with an annual value of One Hundred Sixty-

Two Thousand Five Hundred Dollars ($162,500). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively.
Principal terms of prior employment agreement or arrangement under which the Company and the Founder are operating as modified by the 2022 Terms of Employment

On September 27, 2022, the compensation committee approved the principal terms of employment under which the Founder is operating (the “2022 Terms of Employment”). The Founder thus operates under her prior employment agreement as modified by 2022 Terms of Employment. The terms of employment of the Founder are described below.

Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the Board of Directors and Secretary. Pursuant to the terms approved by the compensation committee, Ms. Hughes is entitled to a base salary payable at the annualized rate of $1,000,000 per year and will be eligible for an annual bonus. Ms. Hughes’ annual target bonus opportunity will be equal to 50% of her base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Ms. Hughes is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Ms. Hughes’ actual bonus may be higher or lower than the Target Bonus, as determined by the compensation committee. If Ms. Hughes achieves superior performance goals as determined by the Company’s Chief Executive Officer and compensation committee, then she is eligible to receive an Annual Bonus up to 87.5% of base compensation. Ms. Hughes was also awarded 281,250 restricted shares of the Company’s Class A common stock and stock options to purchase 93,750 Class D shares (which were priced on September 27, 2022), all vesting on January 6, 2025, as a completion bonus. Finally, Ms. Hughes will receive annual Class D stock awards with an annual value of approximately Eight Hundred Fifty-Four Thousand Two Hundred and Ninety-Seven Dollars ($854,297) and annual stock option award with an annual value of approximately Two Hundred Eighty-Four Thousand Seven Hundred Sixty-Five Dollars ($284,765). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively.

Under her prior employment agreement under which the Company and Ms. Hughes currently operate, Ms. Hughes is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. Ms. Hughes also receives standard retirement, welfare, and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.
Post-Termination and Change in Control Benefits

Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (i) her annual base salary and (ii) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control, Mr. Liggins will receive an amount equal to three times the sum of (i) his annual base salary and (ii) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.

Under Ms. Hughes’ and Mr. Liggins’ employment agreements the terms “cause” and “good reason” are defined as follows:

“Cause” means (i) the commission by the executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the board, is likely to cause material harm to the business of the Company and the Company affiliates, taken as a whole, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence; (ii) the commission of an act by the executive constituting material financial dishonesty against the Company or any Company affiliate, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence; (iii) the repeated refusal by the executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives of the board; or (iv) the executive’s willful gross neglect in carrying out his material duties and responsibilities under the agreement, provided, that unless the board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the executive will be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the board within thirty (30) days of receipt of such written notice.

“Good Reason” shall be deemed to exist if, without the express written consent of the executive, (i) the executive’s rate of annual base salary is reduced, (ii) the executive suffers a substantial reduction in his title, duties or responsibilities, (iii) the Company fails to pay the executive’s annual base salary when due or to pay any other material amount due to the executive hereunder within five (5) days of written notice from the executive, (iv) the Company materially breaches the agreement and fails to correct such breach within thirty (30) days after receiving the executive’s demand that it remedy the breach, or (v) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform the agreement, which successor the executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.

The foregoing summaries of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of the employment agreements for Ms. Hughes’ and Mr. Liggins’ filed with those certain Current Reports Form 8-K filed April 18, 2008, and April 9, 2024, respectively.

Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to six month’s base compensation, subject to all applicable federal, state, and local deductions. With regard to Mr. Thompson, the foregoing summary of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of his employment agreement filed with that certain Current Report on Form 8-K filed October 3, 2022.
Other Benefits and Perquisites

As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health, and other benefits to our employees. Our named executive officers participate in the same benefit plans as our other salaried employees. The only benefit programs offered to our named executive officers either exclusively or with terms different from those offered to other eligible employees are the following:

Deferred Compensation. We had a deferred compensation plan that allowed Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. The plan was terminated in 2017, and as such Ms. Hughes did not defer any of her compensation during the year ended December 31, 2023. The amount owed to her as deferred compensation for prior years is an unfunded and unsecured general obligation of our Company. Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Urban One. All deferred amounts are payable in a lump sum 30 days after the date of the event causing the distribution to be paid. No named executive officer earns above-market or preferential earnings on nonqualified deferred compensation.

Other Perquisites. We provide few perquisites to our named executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and a personal assistant.

We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2023 Summary Compensation Table in the “All Other Compensation” column.
401(k) Plan

The Company has a defined contribution 401(k) savings and retirement plan. In the calendar year 2023, participants could contribute up to $22,500 of their gross compensation, subject to certain limitations. Employees ages 50 or older could make an additional catch-up contribution of in calendar year 2023 up to $7,500 of their gross compensation. In the calendar year 2022, participants could contribute up to $20,500 of their gross compensation, subject to certain limitations. Employees ages 50 or older could make an additional catch-up contribution of in calendar year 2022 up to $6,500 of their gross compensation.

In the calendar year 2024, participants can contribute up to $23,000 of their gross compensation, subject to certain limitations. Employees ages 50 or older can make an additional catch-up contribution of in calendar year 2023 up to $7,500 of their gross compensation. The Company currently does not offer any matching component with respect to its 401(k) savings and retirement plan.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer, our Chief Financial Officer and to each of our other highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain limited conditions. The compensation committee believes that it is in our best interests to retain flexibility and discretion to make compensation awards to foster achievement of goals the Committee deems important to our success, including for example encouraging employee retention, rewarding achievement of non- quantifiable goals, and achieving progress with specific projects.

Our compensation committee may also take accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

EXECUTIVE COMPENSATION
The following table sets forth the total compensation for each of our named executive officers, for the years ended December 31, 2023, and 2022:

Name and Principal Position	Year	Salary $	Bonus (1) $	Stock Awards (2) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Catherine L. Hughes – Chairperson	2023	1,000,000	—	1,484,022	371,736	—	—	40,000	(3)	2,895,758
	2022	1,000,000	875,000	1,027,597	310,312	—	—	48,804	(3)	3,261,713

Alfred C. Liggins, III – CEO	2023	1,250,000	—	2,473,371	636,637	—	—	3,089,512	(4)	7,449,520
	2022	1,250,000	2,187,500	1,712,663	517,186	—	—	4,204,855	(4)	9,872,204

Peter D. Thompson – CFO	2023	650,000	250,000	722,792	162,563	—	—	—		1,785,355
	2022	650,000	858,000	548,740	162,611	—	—	—		2,219,351
_________________________________
(1)Reflects discretionary bonuses.

(2)The dollar amount recognized for financial statement purposes in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” for the fair value of options and restricted stock granted. These values are based on assumptions described in Note 9 to the Company's audited consolidated financial statements included elsewhere in this Form 10-K.

(3)For 2023 and 2022, for company automobile provided to Ms. Hughes and financial services and administrative support in the amounts of $7,015 and $4,988 and $32,985 and $43,816, respectively.

(4)Mr. Liggins’ employment terms provide, among other things, that in recognition of Mr. Liggins’ contributions in founding TV One on our behalf, he is eligible to receive an award amount equal to approximately 4% of any proceeds from distributions or other liquidity events in excess of the return of the Company's aggregate investment in TV One. The Company's obligation to pay the award to Mr. Liggins was triggered during 2016 after its recovery of the aggregate amount of our pre-Comcast Buyout capital contribution in TV One, and only upon actual receipt of distributions of cash or marketable securities. An award in the amount of $2,939,512 and $4,038,131 was paid in 2023 and 2022, respectively. In addition, for 2023 and 2022, the Company provided financial services and administrative support to Mr. Liggins in the amounts of $150,000 and $166,724, respectively.
Pay Versus Performance

As required by new pay versus performance (“PVP”) rules adopted by the SEC in August 2022 and in effect for the first time for this proxy statement, the following Pay Versus Performance table (“PVP Table”) provides required information about compensation for our named executive officers for the periods ended December 31, 2022, and 2023 (each of 2022 and 2023, a “Covered Year”). We refer to all the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, we believe you should consider:

•The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table (or last year’s Summary Compensation Table), without adjustment, calculated in the manner as required under SEC rules for such table;

•As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, we believe these CAP amounts do not entirely reflect the final compensation that our NEOs actually earned for their service in the Covered Years, respectively. Instead, in accordance with the SEC’s PVP rules the amounts represent a combination of realized pay (primarily for cash amounts and equity that vested in the applicable Covered Year) and realizable or accrued pay as of the last day of the applicable Covered Year (primarily for equity awards that are unvested or vested but unexercised). As a result, we urge investors to use caution when evaluating CAP amounts, as they are calculated in a manner different than any information that we may have presented before; and

•As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute total shareholder return (“TSR”) results and our U.S. GAAP net income results (the “External Measures”) during the Covered Years. In column (h) we also present information with respect to our Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We present this measure as management believes Adjusted EBITDA provides useful information to management and investors by excluding certain income/(loss), expenses, gains, and losses that may not be indicative of the Company’s core operating and financial results. Adjusted EBITDA is a useful performance measure because certain items included in the calculation of net income/(loss) may either mask or exaggerate trends in the Company's ongoing operating performance measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all the identified adjustments. The reconciliation of Adjusted EBITDA to the comparable GAAP financial measure is included in Non-GAAP Financial Measures in ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS of the Urban One Form 10-K for the year ended December 31, 2023.

Pay Versus Performance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers (1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (in thousands)	Adjusted EBITDA (in thousands)
2023	$7,449,520	$1,250,000	$2,340,557	$950,000	—	$5,959	$128,593

2022	$9,872,204	$3,437,500	$2,740,532	$1,691,500	—	$36,660	$165,179
_________________________________
(1)Reflects the total compensation of our current President and CEO, Alfred C. Liggins, III, who is our PEO. Our non-PEO PVP NEOs (“Non-PEO NEOs”) were Catherine L. Hughes, our Chairperson, and Peter D. Thompson, our Chief Financial Officer, for each of the Covered Years. Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown.

(2)For each covered year, in determining both the compensation actually paid for our PEO and the average compensation actually paid for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2023	2022
For Mr. Liggins:
Deduction for Summary Compensation Table “Stock Awards” column value	$2,473,371	$1,712,663
Deduction for Summary Compensation Table “Option Awards” column value	636,637	517,186
Increase for year-end fair value of outstanding equity awards granted in Covered Year	—	—
Increase/Decrease for change in fair value of outstanding equity awards granted in prior years	2,261,624	2,921,970
Increase for vesting date fair value of equity awards granted and vested in Covered Year	—	—
Increase/Decrease for change in fair value of prior-year equity awards vested in Covered Year	—	—
Decrease for prior year-end fair value of prior-year equity awards forfeited in Covered Year	—	—
Increase for includable dividends/earnings on equity awards during Covered Year	—	—

Item and Value Added (Deducted)	2023	2022
For Non-PEO Named Executive Officers (Average):
Deduction for Summary Compensation Table “Stock Awards” column value	$1,103,408	$788,168
Deduction for Compensation Table “Option Awards” column value	267,150	236,461
Increase for year-end fair value of outstanding equity awards granted in Covered Year	—	—
Increase/Decrease for change in fair value of outstanding equity awards granted in prior years	846,189	1,352,518
Increase for vesting date fair value of equity awards granted and vested in Covered Year	—	—
Increase/Decrease for change in fair value of prior-year equity awards vested in Covered Year	—	—
Decrease for prior year-end fair value of prior-year equity awards forfeited in Covered Year	—	—
Increase for includable dividends/earnings on equity awards during Covered Year	—	—

(3)For each Covered Year, our total shareholder return (“TSR”) was calculated based on the yearly percentage change in our cumulative TSR on each of our Class A and Class D common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Global Market on December 31, 2021 through and including the last day of the fiscal year covered (each one- or two-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing Class A and Class D stock prices at the end versus the beginning of the Measurement Period, divided by (b) our closing Class A and Class D share prices at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2023 and 2022, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2022.

Outstanding Equity Awards at 2023 Fiscal Year-End
	OPTION AWARDS											STOCK AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) exercisable						Number of Securities Underlying Unexercised Options (#) unexercisable			Option Exercise Price ($)		Number of Shares of Stock That Have Not Vested (#)			Market Value of Shares of Stock That Have Not Vested ($)	Number of Shares of Stock That Have Not Vested (#)			Market Value of Shares of Stock That Have Not Vested ($)
	Class A	Granted	Vested	Class D	Granted	Vested	Class D	Granted	Vested		Option Expiration Date	Class D	Granted	Date Award Vests	Class D	Class A	Granted	Date Award Vests	Class A

Catherine L. Hughes				97,668	10/06/2014	04/06/2015				2.75	10/06/2024	—			—	—			—
				97,666	10/06/2014	12/31/2015				2.75	10/06/2024
				97,666	10/06/2014	12/31/2016				2.75	10/06/2024
				199,836	08/07/2017	01/05/2018				1.90	08/07/2027	—			—	—			—
				210,937	01/05/2018	01/05/2019				1.80	01/05/2028	—			—	—			—
				174,971	07/05/2019	01/06/2020				2.17	07/05/2029	—			—	—			—
				189,843	06/05/2020	01/06/2021				2.00	06/05/2030	—			—	—			—
				101,702	09/27/2022	09/27/2022	93,750	09/27/2022	09/27/2022	4.23	09/27/2032	—			—	281,250	09/27/2022	01/05/2025	$1,279,688
				101,272	02/06/2023	02/06/2023				5.15	02/06/2023	—			—	—			—

Alfred C. Liggins, III				195,670	10/06/2014	04/06/2015				2.75	10/06/2024	—			—	—			—
				195,665	10/06/2014	12/31/2015				2.75	10/06/2024
				195,665	10/06/2014	12/31/2016				2.75	10/06/2024
				333,059	08/07/2017	01/05/2018				1.90	08/07/2027	—			—	—			—
				351,562	01/05/2018	01/05/2019				1.80	01/05/2028	—			—	—			—
				291,619	07/05/2019	01/06/2020				2.17	07/05/2029	—			—	—			—
				316,406	06/05/2020	01/06/2021				2.00	06/05/2030	—			—	—			—
				169,503	09/27/2022	09/27/2022	156,250	27/09/2022	09/27/2022	4.23	09/27/2032	—			—	468,750	09/27/2022	01/05/2025	$2,132,813
				168,786	02/06/2023	02/06/2023				5.15	02/06/2023	—			—	—			—

Peter D. Thompson				112,500	10/06/2014	12/31/2015				2.75	10/06/2024	—			—	—			—
				112,500	10/06/2014	12/31/2016				2.75	10/06/2024
				59,527	07/05/2019	01/06/2020				2.17	07/05/2029	—			—	—			—
				108,333	06/05/2020	01/06/2021				2.00	06/05/2030	—			—	—			—
				58,036	09/27/2022	09/27/2022				4.23	09/27/2032	150,000	09/27/2022	01/05/2025	$564,000	0			—
				57,790	02/06/2023	02/06/2023				5.15	02/06/2023	—			—	—			—
Directors’ Fees

Pursuant to our director compensation policy in effect for the year ended December 31, 2023, our non-employee directors each received an annual retainer of $50,000 which is paid in equal installments on a quarterly basis and $50,000 of restricted stock units which vest over a two-year period. In addition, they receive $10,000 annually for being a member of a committee (the chairperson of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. Under our policies, the grant date for the Non-Employee Director Annual Award is the fifth day of the month following the date of the annual stockholder meeting.

2023 Director Compensation

Name	Fees Earned or Paid in Cash $ (1)	Stock Awards $ (1)(2)	Option Awards $ (1)(2)	Total $
Terry L. Jones	85,000	49,949	—	134,949

Brian W. McNeill	80,000	49,966	—	129,966

B. Doyle Mitchell, Jr.	70,000	49,949	—	119,949

D. Geoffrey Armstrong	75,000	49,949	—	124,949
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(1)The dollar amount recognized for financial accounting statement reporting purposes in 2023 in accordance with ASC 718.
(2)On July 5, 2023 each non-employee director was awarded 8,418 restricted shares of Class D common stock.
The number of shares was determined by dividing $5.94, the closing price of our Class D common stock on July 5, 2023 into $50,000.
On July 5, 2022 each non-employee director was awarded 11,848 restricted shares of Class D common stock.
The number of shares was determined by dividing $4.22, the closing price of our Class D common stock on July 5, 2025 into $50,000.

For the year ending December 31, 2024, our non-employee directors are each eligible to receive an annual retainer of $75,000 which is paid in equal installments on a quarterly basis and $75,000 of restricted stock units which vest over a two-year period. In addition, they remain eligible to receive $10,000 annually for being a member of a committee (the chairperson of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. Under our policies, the grant date for the Non-Employee Director Annual Award is the fifth day of the month following the date of the annual stockholder meeting.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2023, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our Urban One 2019 Equity and Performance Incentive Plan.

Plan category		Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected In the First Column)
Equity compensation plans approved by security holders
Urban One 2019 Stock Option and Restricted Stock Grant Plan
	Class A	—	—	1,250,000
Urban One 2019 Stock Option and Restricted Stock Plan
	Class D	5,224,136	2.90	2,111,305
Equity compensation plans not approved by security holders		—	—	—
Total		5,224,136	2.90	3,361,305

AUDIT COMMITTEE REPORT
This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Urban One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.
The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Urban One’s website located at https://urban1.com/urban-one-investor-relations/. The audit committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm and management. The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent registered public accounting firm and confirms their independence, reviews the adequacy of the system of internal accounting controls and internal control over financial reporting, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
The committee meetings regularly included separate sessions with the independent registered public accounting firm, in each case without the presence of Urban One’s management. As part of its oversight of Urban One’s financial statements, the committee reviewed and discussed with both management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023, and quarterly operating results prior to their issuance.
The committee also typically holds discussions with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As required due to the Company’s status as an accelerated filer for the year ended December 31, 2023, such discussion was held in connection with the filing of the Form 10-K for 2023. The committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB"”) Auditing Standard AS 1301, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Urban One’s financial statements. In addition, the committee discussed with the independent registered public accounting firm the auditor’s independence from Urban One and its management, including the matters in the written disclosures required by AS 1005, “Independence,” and the committee satisfied itself as to the independent registered public accounting firm’s independence.
Urban One management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our CEO and CFO, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) published by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.
During 2023, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee. Management also advised the committee of certain control deficiencies in the design and implementation of our internal control over financial reporting that constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is reasonable possibility that a material misstatement of our consolidated annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, we did not design and or implement an effective control environment or control activities as further detailed below:

•Control Environment, Risk Assessment, Information and Communication, and Monitoring – We did not have appropriately designed entity-level controls impacting the (1) control environment, (2) risk assessment procedures,

(3) identification of control activities and (4) monitoring activities to prevent or detect material misstatements to the financial statements and assess whether the components of internal control were present and functioning. We did not adequately communicate the relevant information, including objectives and responsibilities, necessary to support the functioning of internal controls over financial reporting. We did not develop and perform sufficient ongoing evaluations to ascertain whether the components of internal control were present and functioning. These deficiencies were attributed to an insufficient number of qualified resources with the requisite knowledge to effectively perform control design and execution activities and oversee internal control over financial reporting, and with an appropriate level of GAAP knowledge and experience that is commensurate with the Company’s financial reporting requirements.

•IT General Control Activities – The Company has not sufficiently designed and maintained information technology general controls in the areas of user access, program change management and IT Operations for certain information technology systems that support the Company’s financial reporting and other processes. Specifically, the Company did not maintain (1) user access controls that adequately restrict privileged and end-user access to certain financial applications, system infrastructure, programs, and data to appropriate company personnel, including consideration of segregation of incompatible duties; (2) change management controls for certain financial applications and related system infrastructure to provide reasonable assurance that IT program and data changes are authorized, sufficiently tested, approved, and implemented appropriately; and (3) IT operations controls for certain financial applications to monitor that scheduled financial programs have run and were completed without errors.

•Control Activities and Information and Communication - Management has determined that the Company did not have adequate selection and development of effective control activities resulting in the following material weaknesses:

◦Management did not have properly designed internal controls over its financial statement close process. This includes an inadequate level of precision in management’s review during the financial statement close process, an inadequate evaluation and review of the accounting for significant and non-recurring transactions, ineffective design and operating effectiveness of controls to support proper segregation of duties related to the review of manual journal entries and an inadequate review as part of its reporting and disclosure process.

◦Management did not have properly designed management review controls over matters that require significant judgment. Specifically, controls are not designed to sufficiently evaluate the completeness and accuracy of data used in account analyses related to judgmental areas. Additionally, the Company’s management review controls are not operating effectively, as sufficient evidence was not maintained to demonstrate that reviews occurred with a sufficient level of precision to detect a material misstatement.

◦Management did not have appropriately designed internal controls related to the approval of IT equipment purchases and the related recognition of this equipment as a fixed asset. Specifically, the Company did not have effective internal controls in place to ensure IT equipment was being purchased for a valid business purpose. Additionally, the Company did not have properly designed internal controls to support the existence of its IT assets.

Considering the material weaknesses in the Company’s internal control over financial reporting, we performed additional procedures to ensure that our consolidated financial statements included in this Form 10-K were prepared in accordance with GAAP. Following such additional procedures, our management, including our CEO and CFO, has concluded that our consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows for the periods presented in this Annual Report, in conformity with GAAP.

Plans for Remediation

Management is committed to the remediation of the material weaknesses described above, as well as the continued improvement of the Company’s internal control over financial reporting. Management has implemented and continues to implement measures designed to ensure that control deficiencies contributing to the material weaknesses are remediated.

In response to the material weaknesses identified, management designed a remediation plan which was approved by the Audit Committee and Board of Directors. As of June 7,2024, management has made progress to remediate the control deficiencies contributing to the material weaknesses, as described below:

•We provided training to new and existing personnel on proper execution of designed control procedures;

•As part of our ongoing effort to expand our accounting department, we hired a Corporate Controller and a Senior VP – Finance/Chief Accounting Officer and engaged external resources to augment our accounting team. We developed a preliminary hiring plan which has been approved by the Audit Committee and continued to assess our personnel needs, expertise and requirements and will hire personnel as needed.

•We engaged external resources with the appropriate depth of expertise to establish a robust financial controls governance structure, conduct a financial risk assessment, establish internal materiality thresholds, and identify key business processes.

•We conducted process and control walkthroughs of all key processes to identify risk points and established corresponding controls to address identified design gaps.

•We have initiated the process to document, implement and redesign controls, policies, and procedures with an appropriate level of precision to detect a material misstatement, and to retain sufficient documentation to support the operating effectiveness of the controls. The control enhancement procedures are focused on:

◦Increasing the precision and specificity of our control activities, addressing completeness and accuracy of the information used in performing management review controls, as well as documenting sufficient evidence of management’s review supporting its conclusions; and

◦Modifying our journal entry operating procedures to establish a formal hierarchy of review of journal entries to enforce proper segregation of duties in advance of implementing a new general ledger system.

◦Assessing roles and permissions across relevant financial systems and restricting access based on job responsibilities.

◦Redesigning information technology general controls across relevant systems related to user access and change management.

•We will also seek to improve the process of assessing the effectiveness of the control environment by;

◦Implementing a Governance Risk and Compliance (“GRC”) tool to manage the control assessment annually; and

◦Designing and implementing an ongoing controls evaluation strategy to be executed by an independent party

Management is committed to the remediation of the material weaknesses described above, as well as the continued improvement of the Company’s internal control over financial reporting. The actions that we are taking are subject to ongoing senior management review, as well as oversight of the audit committee of our board of directors. We may also conclude that additional measures may be required to remediate the material weaknesses. We will not be able to conclude that we have remediated a material weakness until the applicable controls operate for a sufficient period of time and management has concluded, through formal testing, that these controls are operating effectively. We will continue to monitor the design and effectiveness of these and other processes, procedures and controls and make any further changes management deems appropriate.

Except for the material weaknesses described above, there were no changes in our internal control over financial reporting during the year ended December 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Urban One’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong, Chairman
Brian W. McNeill,
Terry L. Jones
B. Doyle Mitchell, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all transactions and relationships in which Urban One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, our code of ethics requires our directors, executive officers, and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest. Once a related person transaction has been identified, the Board of Directors may appoint a special committee of the Board of Directors to review and, if appropriate, approve such transaction. The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate. As required under the SEC rules, we disclose related party transactions that are directly or indirectly material to us or a related person.

Reach Media operates the Tom Joyner Foundation’s Fantastic Voyage® (the “Fantastic Voyage®”), a fund-raising event, on behalf of the Tom Joyner Foundation, Inc. (the “Foundation”), a 501(c)(3) entity. The agreement under which the Fantastic Voyage® operates provides that Reach Media provide all necessary operations of the cruise and that Reach Media will be reimbursed its expenditures and receive a fee plus a performance bonus. Distributions from operating revenues are in the following order until the funds are depleted: up to $250,000 to the Foundation, reimbursement of Reach’s expenditures, up to a $1.0 million fee to Reach Media, a performance bonus of up to 50% of remaining operating revenues to Reach Media, with the balance remaining to the Foundation. For 2024 and 2023, $250,000 to the Foundation is guaranteed. Reach Media’s earnings for the Fantastic Voyage® in any given year may not exceed $1.75 million. The Foundation’s remittances to Reach Media under the agreements are limited to its Fantastic Voyage® related cash collections. Reach Media bears the risk should the Fantastic Voyage® sustain a loss and bears all credit risk associated with the related passenger cruise package sales. The agreement between Reach Media and the Foundation automatically renews annually unless termination is mutually agreed or unless a party’s financial requirements are not met, in which case the party not in breach of their obligations has the right, but not the obligation, to terminate unilaterally. As of December 31, 2023, and 2022, the Foundation owed Reach Media approximately $1.0 million and $2.3 million, respectively, under the agreements for the operation of the cruises.

The Fantastic Voyage took place during the second quarter of 2023. For the year ended December 31, 2023, Reach Media's revenues, expenses, and operating income for the Fantastic Voyage were approximately $9.7 million, $8.0 million, and $1.75 million, respectively.

Reach Media provides office facilities (including office space, telecommunications facilities, and office equipment) to the Foundation. Such services are provided to the Foundation on a pass-through basis at cost. Additionally, from time to time, the Foundation reimburses Reach Media for expenditures paid on its behalf at Reach Media-related events. Under these arrangements, the Foundation owed immaterial amounts to Reach Media as of December 31, 2023, and 2022.

Alfred C. Liggins, President and Chief Executive Officer of Urban One, Inc., is a compensated member of the Board of Directors of Broadcast Music, Inc. (“BMI”), a performance rights organization to which the Company pays license fees in the ordinary course of business. During the years ended December 31, 2023, and 2022, the Company incurred expense of approximately $3.2 million and $3.8 million, respectively. As of December 31, 2023, and 2022, the Company owed BMI approximately $0.3 million and $1.5 million, respectively. In February 2024, a shareholder group led by New Mountain Capital, LLC completed its acquisition of BMI. Upon completion of the acquisition, Mr. Liggins ceased to be a member of the Board of Directors of BMI.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that the Company’s shareholders have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company's executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”.

The Company believes that the compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company's shareholders. This advisory shareholder vote, commonly referred to as a “Say On Pay” vote, gives shareholders the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table, the other related compensation tables and narrative discussion.”

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

The Board of Directors unanimously recommends a vote “FOR” proposal number 3.

PROPOSAL 4: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires the Company's shareholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company conducts a non-binding advisory vote (similar to Proposal No. 3 above) on the compensation disclosed in the Company's proxy statement of its Named Executive Officers.

This advisory shareholder vote, commonly referred to as a "Say When On Pay” vote gives shareholders the opportunity to indicate whether they would prefer that the advisory vote on the compensation of the Company's Named Executive Officers occur every one, two or three years. Shareholders may also abstain from voting on the proposal.

The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by shareholders. Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. The Company's Nominating Committee will, however, consider the outcome of the shareholder vote on this proposal when considering its recommendation to the Board of Directors, and the Board of Directors itself will consider when determining how often to hold an advisory vote on the frequency of future advisory votes on executive compensation.

Required Vote and Recommendation

The Board Unanimously Recommends that You Vote for a Frequency of Once Every “3 YEARS” for Future Non-Binding Stockholder Advisory Votes on Compensation Awarded to our Named Executive Officers.

PROPOSAL 5 — APPROVAL OF SECOND AMENDMENT AND RESTATEMENT OF THE 2019 EQUITY AND PERFORMANCE INCENTIVE PLAN

On April 10, 2019, the Board of Directors adopted, subject to stockholder approval, an equity and incentive plan called the Urban One 2019 Equity and Performance Incentive Plan (the “2019 Incentive Plan”). The stockholders approved the 2019 Incentive Plan on May 21, 2019. The original 2019 Incentive Plan provided for issuance of up to 5,500,000 shares of the Company’s Class D common stock.

On April 30, 2021, the members of our Board of Directors constituting our Compensation Committee and all of our independent Board members adopted (the “Compensation Committee/Independent Directors”), subject to stockholder approval, certain amendments to the 2019 Incentive Plan (the “2021 First Incentive Plan Amendment and Restatement”). On June 23, 2021, the Company asked it stockholders to approve the 2021 First Incentive Plan Amendment and Restatement to (i) permit issuance of 2,000,000 shares of our Class A common stock and (ii) provide for issuance of an additional 5,519,575 shares of our Class D common stock. After the stockholders approved the 2021 First Incentive Plan Amendment and Restatement there were a total of 2,000,000 Class A shares were added to the 2019 Incentive Plan and 5,519,575 Class D shares were also added. Immediately after passage of the 2021 First Incentive Plan Amendment and Restatement, giving effect to prior grants but before to any subsequent grant activity there were a total of 2,000,000 Class A shares and 6,000,000 Class D shares available for issuance under the 2019 Incentive Plan and a total of 11,109,575 Class D shares had been loaded into the 2019 Incentive Plan since its inception.

As of August 19, 2024, after giving effect to grants made under the 2019 Incentive Plan as amended by the 2021 First Incentive Plan Amendment and Restatement, 1,250,000 Class A shares and no Class D shares remained in reserve under the 2019 Incentive Plan.

On August 19, 2024, the Compensation Committee/Independent Directors, subject to stockholder approval, approved certain further amendments to the 2019 Incentive Plan (the “2024 Second Incentive Plan Amendment and Restatement”). In this proposal, the Company is asking our stockholders to approve the 2024 Second Incentive Plan Amendment and Restatement to: (i) correct a typographical error with respect to the duration of options; and (ii) provide for issuance of an additional 750,000 shares of our Class A common stock and 7,000,000 shares of our Class D common stock. Upon passage of the 2024 Second Incentive Plan Amendment and Restatement there will be a total of 2,000,000 Class A shares and 7,000,000 Class D shares available for issuance under the 2019 Incentive Plan. The total number of shares authorized for issuance under the 2019 Incentive Plan, giving effect to its original authorization of 5,500,000 Class D Shares, the 2021 First Incentive Plan Amendment and Restatement with its 2,000,000 Class A Shares and 5,519,575 Class D Shares and the 2024 Second Incentive Plan Amendment and Restatement is (i) 750,000 shares of our Class A common stock and (ii) 18,019,575 shares of our Class D common stock. Immediately after given effect to the 2024 Second Incentive Plan Amendment and Restatement 2,000,000 shares of our Class A common stock will be in ungranted and in reserve and (ii) 7,000,000 shares of our Class D common stock will be in ungranted and in reserve. A copy of the Urban One, Inc. 2019 Second Amended and Restated Equity and Performance Incentive Plan is attached hereto as Exhibit A and this summary is qualified in its entirety by reference to Exhibit A.

Our board believes that the 2019 Incentive Plan, as amended and proposed to be amended, is a vital component of our employee compensation programs, since it allows us the ability to compensate our employees, consultants and non-employee directors whose contributions are important to our success, by offering them the opportunity to participate in our future performance, while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.

The 2021 First Incentive Plan Amendment and Restatement included a typographical error creating an inconsistency in the life of stock options in connection with the Company’s prior practice and policy. The typographical error limited the life of stock options issued under the 2019 Incentive Plan to seven years compared to the Company’s historical practice and policy of stock options having a life of 10 years. The purpose of this proposed amendment is to correct the typographical error and provide for a 10-year period for exercise of stock options under the 2019 Incentive Plan to bring the 2019 Incentive Plan in line with the Company’s historical practice and policy.

2019 Incentive Plan Share Reserve

As of August 19, 2024, after giving effect to grants made under the 2019 Incentive Plan, including after giving effect to the 2021 First Incentive Plan Amendment and Restatement, 1,250,000 Class A shares and no Class D shares remained in reserve under the 2019 Incentive Plan. The Compensation Committee believes that this share reserve amount is insufficient to meet future long-term incentive needs of the Company. Accordingly, the Compensation Committee believes that the request for an additional 750,000 shares of our Class A common stock and 7,000,000 shares of our Class D common stock is reasonable and necessary to allow us to replenish our share usage from previous years, to continue granting practices in the future and to respond to competition for future employees. Upon passage of the 2024 Second Incentive Plan Amendment and Restatement there will be a total of 2,000,000 Class A shares and 7,000,000 Class D shares available for issuance under the 2019 Incentive Plan.

Description of the 2019 Incentive Plan

The following description of the 2019 Incentive Plan, as amended, by the 2021 First Incentive Plan Amendment and Restatement, is only a summary of certain provisions of the plan and is qualified in its entirety by reference to the full text of the Amended and Restated 2019 Incentive Plan, a copy of which is included as Appendix A to our proxy statement filed April 30, 2021.

Purpose and Summary of Terms of the 2019 Incentive Plan

The purpose of the 2019 Incentive Plan is to promote the long-term financial success of the Company by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.

Administration of the 2019 Incentive Plan

The 2019 Incentive Plan is administered by the Compensation Committee consisting of two or more directors who are “non-employee directors.” In the event that for any reason the Compensation Committee is unable to act or if the Compensation Committee at the time of any grant, award or other acquisition under the 2019 Incentive Plan does not consist of two or more “non-employee directors,” or if there is no such committee, then the 2019 Incentive Plan will be administered by the Board, except to the extent such Board action would have adverse consequences under Section 16(b) of the Securities Exchange Act.

Subject to the other provisions of the 2019 Incentive Plan, the Compensation Committee has authority, in its sole and absolute discretion: (i) to grant cash-based awards, non-qualified stock options, incentive stock options, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards, all of which are referred to collectively as “Awards”; (ii) to determine the terms and conditions of each Award granted (which need not be identical); (iii) to interpret the 2019 Incentive Plan and all Awards granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the 2019 Incentive Plan.

Eligibility. The persons eligible for participation in the 2019 Incentive Plan as recipients of Awards include employees, consultants and non-employee directors to the Company or any subsidiary or affiliate of the Company.

Shares Subject to the 2019 Incentive Plan.

As originally approved, the total number and class of shares which could be issued pursuant to Awards granted under the 2019 Incentive Plan could not exceed 5,500,000 shares of Class D Common Stock plus any shares subject to outstanding awards under any prior plan as of the Effective Date that, on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Class D Common Stock). The 2021 First Incentive Plan Amendment and Restatement provided for (i) the issuance of 2,000,000 Class A shares under the 2019 Incentive Plan (in addition to Class D shares) and (ii) increased to the available Class D share reserve back up to 6,000,000 shares.

As of August 19, 2024, after giving effect to grants made under the 2019 Incentive Plan, including after giving effect to the 2021 First Incentive Plan Amendment and Restatement, 1,250,000 Class A shares and zero Class D shares remained in reserve under the 2019 Incentive Plan. As noted above, the Compensation Committee believes that this share reserve amount is insufficient to meet future long-term incentive needs of the Company. Accordingly, the Compensation Committee believes that the request for an additional 750,000 shares of our Class A common stock and 7,000,000 shares of our Class D common stock is reasonable and necessary to allow us to replenish our share usage from previous years, to continue granting practices in the future and to respond to competition for future employees. Upon passage of the 2024 Second Incentive Plan Amendment and Restatement there will be a total of 2,000,000 Class A shares and 7,000,000 Class D shares available for issuance under the 2019 Incentive Plan.

Eligible Participants in the Plan

Participants in the 2019 Incentive Plan may include any director, executive or other key employee of the Company, or any other individual who performs substantial work for or provides services to the Company, who is granted an award in accordance with the terms of the 2019 Incentive Plan by the Compensation Committee.

Types of Equity Awards the Company May Issue Under the Plan

    Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently, as described under Federal Income Tax Consequences of Awards. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the grant date. As of August 12, 2024, the record date, the closing price of our Class A common stock was $2.00 and the closing price of our Class D common stock was $1.31 Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.

Restricted Stock Grants. A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Compensation Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends.

Impact of a Change in Control

The Compensation Committee may provide for the acceleration of the vesting and exercisability of outstanding options, vesting of restricted stock, restricted stock units, performance shares, performance units, cash-based awards, other stock awards, in the event of a change in control of the Company.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Incentive Stock Options

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold.

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss. If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.

Restricted Stock

Unless a participant makes an election to accelerate the recognition of income to the grant date, the grant of restricted stock or performance shares awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Internal Revenue Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2019 Incentive Plan and awards granted under the 2019 Incentive Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Section 162(m) and Limits on the Company’s Deductions

Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

New Plan Benefits

Awards under the Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the plan are not determinable at this time.

The Board Unanimously Recommends that You Vote “For” the Approval of the 2024 Second Incentive Plan Amendment and Restatement to (i) correct the typographical error limiting the life of stock options issued under the 2019 Incentive Plan to seven years such that the 2019 Plan operated in accordance with the Company’s historical practice and policy of stock options having a life of 10 years; and (ii) increasing the number and types of shares available and reserved for issuance by 750,000 shares of our Class A common stock and 7,000,000 shares of our Class D common stock such that upon passage of the 2021 First Incentive Plan Amendment and Restatement there will be a total of 2,000,000 Class A shares and 7,000,000 Class D shares available for issuance under the 2019 Incentive Plan.

PROPOSAL 6 —RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our financial statements for the year ended December 31, 2023, have been audited by Ernst & Young, LLP, our independent registered public accounting firm. The Board of Directors has appointed Ernst & Young, LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2024. Although not required by the bylaws or other applicable laws, the Board of Directors, in accordance with accepted corporate practice, is asking stockholders to ratify the action of the Board of Directors in appointing the firm of Ernst & Young, LLP to be the independent registered public accounting firm of Urban One for the year ending December 31, 2024, and to perform such other services as may be requested.

Whether the selection of Ernst & Young, LLP is ratified or not by our stockholders at the annual meeting, the Board of Directors in its discretion may select and appoint a different independent registered public accounting firm at any time. In all cases, the Board of Directors will make any determination as to the selection of Urban One’s independent registered public accounting firm in light of the best interests of Urban One and its stockholders.

Representatives of Ernst & Young, LLP will be present at the meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal year ended December 31, 2023, by Ernst & Young, LLP and for the fiscal year ended December 31, 2022, by BDO USA, LLP, the Company’s principal accountants for such years.

	Year Ended December 31,
	2023	2022
Audit fees (1)	$5,600,000	$2,820,000
_________________________________
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. The audit fees for the fiscal year ended December 31, 2022, also include fees related to the restatement of certain of our financial statements for the fiscal year ended December 31, 2021. Subsequent to the filing of the 2022 Annual Report on Form 10-K, the Company notified BDO USA, LLP (“BDO”) that it would be dismissed as the Company’s independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the dismissal of BDO on July 11, 2023, and BDO’s dismissal as the Company’s independent registered public accounting firm was effective on July 12, 2023. The Audit Committee appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective as of July 12, 2023.
Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Urban One by Ernst & Young, LLP. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the chairperson of the audit committee authority to approve permitted services up to a certain amount provided that the chairperson reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”
the Ratification of Ernst & Young, LLP as the Independent Registered Public Accounting Firm
for the Year Ending December 31, 2024.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2025 annual meeting, we must receive it no later than December 31, 2024, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2025 annual meeting of stockholders. To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Urban One no later than December 31, 2024. Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.
OTHER BUSINESS

At this time, the Board of Directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Exhibit A

URBAN ONE, INC. 2019
SECOND AMENDED AND RESTATED
EQUITY AND PERFORMANCE INCENTIVE PLAN

ARTICLE 1.
ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. Urban One, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2024 Equity and Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof. Upon stockholder approval of this Plan, the Plan will supersede the Urban One, Inc. Amended and Restated 2019 Equity and Performance Incentive Plan (the “Prior Plan”) with respect to future awards and no further awards will be granted under the Prior Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees and directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's approval of the Plan. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

ARTICLE 2.
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the General Rules and Regulations of the Exchange Act.

2.2 “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Stock-Based Awards, in each case subject to the terms of this Plan. In the event of any inconsistency between the Plan and any Award, the terms of the Plan shall govern. In the event of any inconsistency between an employment agreement and an Award the terms of the employment agreement shall govern.

2.3 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the General Rules and Regulations under the Exchange Act.

2.4 “Board” or “Board of directors” means the Board of directors of the Company

2.5 “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.6 “Change in Control” means a Change in Control as defined in Article 15.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist of two or more directors who are Nonemployee directors and “Outside directors” (as such term is defined in Section 162(m) of the Code).

2.9 “Company” means Urban One, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

2.10 “Director” means a member of the Board of directors of the Company and/or any of its Affiliates and/or Subsidiaries.

2.11 “Effective Date” has the meaning set forth in Section 1.1.

2.12 “Employee” means any employee of the Company, its Affiliates and/or Subsidiaries. For purposes of Incentive Stock Options, the individual must be an employee under Code Section 3401 and the Regulations thereunder.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14 “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

2.15 “Fair Market Value” or “FMV” means the last sales price reported for the Shares on the applicable date as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market (if the Shares are so listed), or, if such date is not a trading day, the last prior day on which the Shares were so traded; or if not so listed, the mean between the closing bid and asked prices of publicly traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the

Code. If, however, the required accounting standards used to account for equity Awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan such that fair value accounting for such Awards becomes required, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances, but in a manner consistent with the Section 409A Rules.

2.16 “Full Value Award” means an Award other than in the form of an Option, and which is settled by the issuance of Shares.

2.17 “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

2.18 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.19 “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.20 “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.21 “Option” means the right to purchase Shares granted to a Participant in accordance with Article 6. Options granted under this Plan may be Nonqualified Stock Options, Incentive Stock Option or a combination thereof.

2.22 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.24 “Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.25 “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.26 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.27 “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.28 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.29 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.30 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.31 “Plan” means the Urban One, Inc. 2019 Equity and Performance Incentive Plan.

2.32 “Plan Year” means the Company's fiscal year.

2.33 “Restricted Stock” means Shares granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.34 “Restricted Stock Unit” means a unit granted or sold to a Participant pursuant to Article 8 as to which the Period of Restriction has not lapsed.

2.35 “Section 409A Rules” means the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder.

2.36 “Share” means, at the sole discretion of the Committee with respect to any grant, either a share of (i) Class A common stock of the Company, $.01 par value per share or (ii) Class D common stock of the Company, $.01 par value per share.

2.37 “Subsidiary” means a corporation, company or other entity (i) more than 50 percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent (50%) of the total combined voting power represented by all classes of stock issued by such corporation.

2.38 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by an entity acquired by the Company or with which the Company or any Subsidiary or Affiliate thereof combine.

2.39 “Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing Corporation ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of the Section 409A Rules, “Termination of Employment” shall mean a “separation from service” as defined under the Section 409A Rules.

ARTICLE 3.
ADMINISTRATION

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons, and shall be given the maximum deference permissible by law. The Committee may act without a meeting if all members consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Committee.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Evidence of Award or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in an Evidence of Award, correcting any defects, supplying any omissions or reconciling any inconsistencies in the Plan or any Award, in the manner and to the extent it shall deem feasible to carry out the purposes of the Plan and, subject to Article 16, adopting modifications and amendments to the Plan or any Evidence of Award, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, Award or other acquisition under the Plan does not consist of two or more Nonemployee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short swing profit recovery rules of Section 16 of the Exchange Act, shall be deemed to be references to the Board.

3.3 Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons, except that no such delegation shall be permitted with respect to Awards to Participants who are subject to Section 16 of the Act. Any person to whom the Committee delegates its authority pursuant to this Section 3(d) may receive Awards only if such Awards are granted directly by the Administrator without delegation. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have the authority under the charter applicable to the Committee and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder.

ARTICLE 4.
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 2,000,000 shares of Class A common stock of the Company, $.01 par value per share and 7,000,000 shares of Class D common stock of the Company, $.01 par value per share. Shares plus any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that, on or after the Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares). All of the Shares available for issuance under this Plan may be Incentive Stock Options.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and any Shares so tendered shall again be available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares, treasury Shares or a combination thereof. Substitute Awards shall not alter the Shares available for issuance under the Plan.

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 422 of the Code and the Section 409A Rules, where applicable.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Nonemployee Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant's relationship to the Company, the Participant's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant's length of service, promotions and potential.

ARTICLE 6.
OPTIONS

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Evidence of Award. Each Option grant shall be evidenced by an Evidence of Award that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Evidence of Award. The Option Price may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that an Option granted outside the United States to a person who is a non-U.S. taxpayer may be granted with an Option Price less than the Fair Market Value of the underlying Shares on the date of grant if necessary to utilize a locally available tax advantage.

6.4 Duration of Options. Except as otherwise provided in Section 422 of the Code, each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and specify in the Evidence of Award; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and specify in the Evidence of Award, which terms and restrictions need not be the same for each grant or for each Participant. The Committee may provide in the Evidence of Award for the acceleration of the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion, in the event of a Change in Control. If the exercise period for an Option, other than its original terms, would expire when the Participant's exercise would violate federal, state, local or foreign law, the Committee shall extend the exercise period until 30 days after the first date the exercise would no longer violate applicable law.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash (including check, bank draft or money order); (b) by delivery of outstanding shares of Common Stock, of the same class for which the Option is to be exercised, with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options' exercise; (c) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or other method of legally permissible cashless exercise; (d) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of the relevant class of Shares on the date of exercise is equal to the aggregate exercise price payable with respect to the Option so exercised; (e) by any combination of the foregoing; or (f) in any additional manner the Committee approves.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable and specify in the Evidence of Award, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant's Evidence of Award shall set forth the extent to which the Participant shall have the right to exercise the Option following Termination of the Participant's Employment with the Company, its Affiliates and Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options. Except as otherwise provided in a Participant's Evidence of Award or otherwise at any time by the Committee, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or by designation of beneficiary or as otherwise required by law including qualified domestic relations order; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Evidence of Award or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or his or her authorized representative. With respect to those Options, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

6.10 Incentive Stock Option Limits. Incentive Stock Options may be granted only to Participants who are employees of the Company, or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Company, on the grant date. Any person who is not an Employee of an Incentive Stock Option qualifying corporation on the grant date of an Option to such person shall receive a Nonqualified Stock Option. The aggregate Fair Market Value (determined as of the grant date of the Incentive Stock Option) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Company)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options or Shares in excess of such limitation shall be deemed to be Nonqualified Stock Options. If an Option is treated as an Incentive Stock Option in part and a Nonqualified Stock Option in part by reason of the limitation set forth in this subsection, the Participant may designate which portion of such Option the Participant is exercising. In the absence of any such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, Shares issued pursuant to such Option shall be separately identified. Incentive Stock Options shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. To the extent that Incentive Stock Options are not exercised within the time required under the Code after the Participant's termination of employment with the Company and its Affiliates, the Incentive Stock Options will automatically convert to Nonqualified Stock Options. The Participant may thereafter exercise the Nonqualified Stock Options for the period provided in the Award or the Plan.

6.11 Dividends. In no event will dividends or dividend equivalents be paid currently with respect to Options.

ARTICLE 7.
RESERVED

ARTICLE 8.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall represent the right of a Participant to receive payment upon the lapse of the Period of Restriction.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Evidence of Award that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Plan or an Evidence of Award, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Evidence of Award (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Evidence of Award or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Evidence of Award or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

The Committee may provide in the Evidence of Award (or immediately prior to a Change in Control) for immediate vesting of Restricted Stock or Restricted Stock Units, in whole or in part, in the event of a Change in Control.

In the event that the vesting date occurs on a date which is not a trading day on the principal securities exchange on which the Shares are then traded, the Fair Market Value on the last prior trading date will be utilized for cost basis.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend as determined by the Committee in its sole discretion.

8.6 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant's Evidence of Award, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. In no event will dividends or dividend equivalents be paid currently with respect to unvested Awards of Restricted Stock or Restricted Stock Units.

8.7 Termination of Employment. To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following the Participant's Termination of Employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9.
PERFORMANCE UNITS/PERFORMANCE SHARES

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

The Committee may provide in the Evidence of Award (or immediately prior to a Change in Control) for the immediate vesting of Performance Shares or Performance Units, in whole or in part, in the event of a Change in Control.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Evidence of Award. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Evidence of Award pertaining to the grant of the Award.

9.5 Dividends. In no event will dividends or dividend equivalents be paid currently with respect to unvested Performance Units or Performance Shares.

9.6 Termination of Employment. To the extent consistent with the Section 409A Rules, each Evidence of Award shall set forth the extent to which the Participant shall have the right to retain Performance Units and/ or Performance Shares following the Participant's Termination of Employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Evidence of Award entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant's Evidence of Award or otherwise at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or designation of beneficiary or as otherwise required by law. Further, except as otherwise provided in a Participant's Evidence of Award or otherwise at any time by the Committee, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her authorized representative.

ARTICLE 10.
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

The Committee may provide in the Evidence of Award (or immediately prior to a Change in Control) for the immediate vesting of Cash-Based Awards or Other Stock-Based Awards, in whole or in part.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination thereof, as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following the Participant's Termination of Employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or designation of beneficiary. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant or his or her authorized representative. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

10.7 Dividends. In no event will dividends or dividend equivalents be paid currently with respect to Other Stock-Based Awards.

ARTICLE 11.
PERFORMANCE MEASURES

The Committee may from time to time establish and specify performance goals, if any, applicable to any Award. “Performance Measures” may include any of the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets; (h) cost reductions or savings; (i) funds from operations; (j) appreciation in the fair market value of Company Stock; (k) total shareholder returns; (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (m) market share or ratings gains; and (n) bank covenant compliance (each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee). Performance Measures may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

ARTICLE 12.
BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 13.
DEFERRALS

To the extent permitted by the Section 409A Rules, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, consistent with the Section 409A Rules.

ARTICLE 14.
RIGHTS OF PARTICIPANTS

14.1 Employment. Nothing in the Plan or an Evidence of Award shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant's employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract of any kind with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

14.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 15.
CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred in the event of a transaction or series of related transactions pursuant to which any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of Persons, other than Catherine L. Hughes and/or Alfred C. Liggins, III, (a) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Company (or any surviving or resulting company) possessing the voting power to elect a majority of the Board of the Company (or such surviving or resulting company) or (b) acquire all or substantially all of the Company's assets determined on a consolidated basis.

ARTICLE 16.
AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

16.1 Amendment, Modification, Suspension, and Termination. Subject to Section 16.3 and 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Evidence of Award in whole or in part; provided, however, that (a) without the prior approval of the Company's stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation; and (b) no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments, consistent with Section 162(m) of the Code and the Section 409A Rules, in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Evidence of Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except as required under Section 16.4 or otherwise under the tax laws.

16.4 Compliance with the Section 409A Rules. It is the intention of the Board that the Plan comply strictly with the Section 409A Rules and the Committee shall exercise its discretion in granting Awards hereunder (and the terms of such grants), accordingly. The Plan and any grant of an Award hereunder may be amended from time to time as may be necessary or appropriate to comply with the Section 409A Rules.

ARTICLE 17.
WITHHOLDING

17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost) to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2 Share Withholding. With respect to withholding required upon the exercise of Options or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. With respect to withholding required upon the lapse of restrictions on Restricted Stock or upon the achievement of performance goals related to Performance Shares, Participants shall be required to satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction (or, if and when the Company adopts any applicable accounting standard allowing for greater Share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost).

17.3 Section 83(b) Election. In any case which a Participant makes an election under Section 83(b) of the Code to include in gross income in the year of the transfer the amount specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing or notification requirements pursuant to regulations under Section 83(b) of the Code.

17.4 Disqualifying Disposition. If the Option granted to a Participant hereunder is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the grant date, or (ii) the date one year after the date of exercise, the Participant shall immediately notify the Company of such disposition.

ARTICLE 18.
SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19.
GENERAL PROVISIONS

19.1 Forfeiture Events. The Committee may specify in an Evidence of Award that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company, Affiliate, and/ or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

19.2 Prohibition Against Option Repricing. Except for reductions of the exercise price approved by the Company's stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted under the Plan.

19.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.4 Legend. The certificates for Shares may include any legend, which the Committee deems appropriate in its sole discretion to reflect any restrictions on transfer of such Shares.

19.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

19.6 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.7 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to (i) obtaining any approvals from government agencies that the Company deems are necessary or advisable or (ii) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

19.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. For the avoidance of doubt, this Section is not intended to preclude the establishment by the Company of a grantor trust under Code Section 671. The Plan is not subject to ERISA.

19.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.12 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company's or any Subsidiary's or Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

19.13 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

19.14 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company's or a Subsidiary's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

19.15 Governing Law. The Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Evidence of Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Evidence of Award.

19.16 No Liability of the Company. The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

19.17 No Representations on Covenants with Respect to Tax Qualification. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to the effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan and the Company will have no liability to a Participant or to any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Committee with respect to such Award. The Company shall be unconstrained in its corporate activities and may engage in such activities without regard to the potential negative impact on holders of Awards under the Plan.

19.18 No Obligation to Notify. Neither the Company nor the Committee shall have any duty or obligation to any holder of any Award to advise such holder as to the time or manner of exercising such Award. Furthermore, neither the Company nor the Committee shall have any duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor the Committee has any duty or obligation to minimize the tax consequences of an Award to the Option holder.

Your Vote Counts!
URBAN ONE, INC. 2024 Annual Meeting Vote by September 30, 2024 11:59 PM ET

URBAN ONE, INC. 1010 WAYNE AVENUE 14TH FLOOR SILVER SPRING, MARYLAND 20910

V21355-P97874

You invested in URBAN ONE, INC. and it's time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on October 1, 2024.
Get informed before you vote
View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 17, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com

Control #

Smartphone users	Meeting Details*
Point your camera here and vote without entering a control number	October 1, 2024 9:30 AM, EDT

There will not be a physical meeting location. The 2024 Annual Meeting can be accessed by calling toll free 844-867-6169 and entering the access code 7740468 at the prompt. You will be able to listen to the meeting live and submit questions during the question and answer period.

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items			Board Recommends

1.	Election of Class A Directors		For

Nominees:

	01)Brian W. McNeill 02)Terry L. Jones	Class A Director Class A Director

2.	Election of Class B Directors		For
Nominees:
2a.	Catherine L. Hughes	Class B Director

2b.	Alfred C. Liggins, III	Class B Director	For
2c.	D. Geoffrey Armstrong	Class B Director	For
2d.	B. Doyle Mitchell	Class B Director	For
3.	An advisory vote on executive compensation for named executive officers		For
4.	To recommend, by non-binding vote, the frequency of executive compensation votes.		For
5.	To approve amendment and restatement of the Urban One 2019 Equity and Performance Incentive Plan to (i) correct a typographical error with respect to the duration of options and (ii) increase the number of shares available for issuance.		For
6.	The ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for Urban One for the year ending December 31, 2024.		For
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click ''Delivery Settings''.
V21356-P97874

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56090-P17843

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

URBAN ONE, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:

	For All	Withhold All	For All Except
1. Election of Class A Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian W. McNeil — Class A Director
02) Terry L. Jones — Class A Director

2. Election of Class B Directors

Nominees:		For	Withhold
2a. Catherine L. Hughes	Class B Director	☐	☐
2b. Alfred C. Liggins, III	Class B Director	☐	☐
2c. D. Geoffrey Armstrong	Class B Director	☐	☐
2d. B. Doyle Mitchell, Jr.	Class B Director	☐	☐

The Board of Directors recommends you vote FOR proposal 3:

	For	Against	Abstain
3. An advisory vote on executive compensation for named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5 and 6:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

V56091-P17843

URBAN ONE, INC.
Annual Meeting of Shareholders
Tuesday, October 1, 2024 at 9:30 a.m. Eastern Time
There will not be a physical location for the Annual Meeting.
To access the 2024 Annual Meeting call 844-867-6169 and enter the access code 7740468.
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter D. Thompson and Karen Wishart, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Urban One, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m., ET on October 1, 2024 by virtual/telephonic meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side